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                                                                    EXHIBIT 99.1

                                    CONSENT

         The undersigned hereby consents to being named in the Registration Statement on Form S-1 (the "Registration Statement") of NATCO Group Inc. ("NATCO") as a director to be appointed upon consummation of the initial public offering (the "IPO") of NATCO. The undersigned further consents to serve as a director of NATCO following the consummation of such IPO.

         IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 10th day of March, 1998.

                                        /s/ GEORGE K. HICKCOX, JR.
                                        --------------------------
                                        George K. Hickox, Jr.